UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 3, 2009, Century Aluminum Company issued a press release announcing that it had extended the exchange offer and consent solicitation relating to its 7.5% Senior Notes due 2014 (the “2014 Notes”), made pursuant to its offering circular and consent solicitation statement dated October 28, 2009 (the “Offering Circular and Consent Solicitation Statement”), as amended by the first supplement thereto dated November 12, 2009 (the “First Supplement”), the second supplement thereto dated November 13, 2009 (the “Second Supplement”) and the third supplement thereto dated December 3, 2009 (the “Third Supplement”).  A copy of the press release and Third Supplement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The exchange offer and consent solicitation relating to the 2014 Notes is being made solely pursuant to the Offering Circular and Consent Solicitation Statement, as amended by the First Supplement, the Second Supplement and the Third Supplement. The Offering Circular and Consent Solicitation Statement, the First Supplement, the Second Supplement and the Third Supplement relating to the 2014 Notes contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 3, 2009.
99.2	Third Supplement to the Offering Circular and Consent Solicitation Statement, dated December 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	December 9 , 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated December 3, 2009.
99.2	Third Supplement to the Offering Circular and Consent Solicitation Statement, dated December 3, 2009.